Exhibit 4.5
AMENDMENT TO
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     Pursuant to Sections 13.3 and 13.4 of the Second Amended and Restated Registration Rights Agreement, by and among Zars Pharma, Inc., a Delaware corporation (the “Company”), and each of the holders of the Company’s Preferred Stock set forth on Exhibit A, Exhibit B and Exhibit C thereto (the “Preferred Investors”), dated as of August 30, 2004, as amended (the “Agreement”), the Company, Zions First National Bank (“Zions Bank”) and each of the undersigned Preferred Investors hereby agree, effective as of this 7th day of September, 2007, to the amendments (the “Amendment”) set forth below. Capitalized terms used but not defined herein have the meanings given them in the Agreement.
Recitals
     Whereas, the Company and the undersigned Preferred Investors wish to amend certain terms of the Agreement as described below;
     Whereas, pursuant to the terms of the Agreement, the Agreement may be amended by the Company and the holders of a majority of the Registrable Securities (as defined in the Agreement) (the “Required Holders”); and
     Whereas, the undersigned Preferred Investors constitute the Required Holders.
     Now, Therefore, the parties hereto agree as follows:
Agreement
     1. The definition of “Holder” set forth in Section 1 of the Agreement is hereby amended and restated to read in its entirety as set forth below:
“’Holder’ shall mean (i) Zions First National Bank, (ii) a Preferred Investor and (iii) any holder of Registrable Securities to whom the registration rights granted by this Agreement have been transferred by a Holder in compliance with Section 10 of this Agreement, in each case at any time during which such Holder holds Registrable Securities.”
     2. The definition of “Qualified IPO” set forth in Section 1 of the Agreement is hereby amended and restated to read in its entirety as set forth below:
“’Qualified IPO’ means the closing of a firm underwritten public offering of shares of the Common Stock of the Company.”
     3. The definition of “Registrable Securities” set forth in Section 1 of the Agreement is hereby amended and restated to read in its entirety as set forth below:
“’Registrable Securities’ shall mean (i) Shares issued or issuable pursuant to the conversion of Series Preferred or upon the exercise and conversion of any warrants or options to purchase Series Preferred, (ii) Shares issued or issuable pursuant to that certain warrant to purchase 11,700 Shares issued to Zions First National Bank on June 28, 2007 and (iii) any Shares issued as a dividend, stock split or other distribution with respect to or in exchange for or in replacement of such Shares referenced in clause (i) or (ii) above; provided, however, that Registrable Securities shall not include any Shares which have previously been registered or which have been sold to the public either pursuant to a registration statement or are eligible for sale under and have been sold pursuant to Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned or are not assignable.”
     4. This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto and each of which shall constitute one and the same instrument.
     5. The Company and the undersigned Preferred Investors consent to a restatement of the Agreement to incorporate this Amendment.
     6. This Amendment shall be effective upon its execution by the Company, Zions Bank and the Required Holders.
     7. Upon execution of this Amendment by the Company, Zions Bank and the Required Holders, Zions Bank shall become a party to the Agreement and shall be (i) included within the term “Holder” for all purposes thereof and (ii) treated as a Preferred Holder for purposes of Section 13.4 and 13.5 thereof.
     8. This Amendment shall be construed in accordance with and governed by the laws of the State of Utah, without regard to principles of conflicts of laws thereof.
[Signatures follow]

     In Witness Whereof, the parties hereto have executed this Amendment to Second Amended and Restated Registration Rights Agreement as of the date set forth in the first paragraph hereof.

Zars Pharma, Inc.	Zions First National Bank

By: /s/ Robert Lippert	By: /s/ Thomas C. Etzel
Name: Robert Lippert	Name: Thomas C. Etzel
Title: President and Chief Executive Officer	Title: Senior Vice President

Shares Held:	Stockholder:

Common Stock: -0-	Draper Associates, L.P
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 33,507	By: /s/ Timothy C. Draper
Name: Timothy C. Draper
Title General Partner
Date: August 31, 2007

Common Stock: -0-	Draper Fisher Jurvetson Eplanet Partners Fund, LLC
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 16,313
By: /s/ John Fisher
Name: John Fisher
Title Managing Member
Date: August 31, 2007

Common Stock: -0-	Draper Fisher Jurvetson Eplanet Ventures GMBH & Co. KG
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 13,866	By: /s/ John Fisher
Name John Fisher
Title Managing Director
Date: August 31, 2007

Shares Held:	Stockholder:

Common Stock: -0-	Draper Fisher Jurvetson Eplanet Ventures L.P.
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 785,482
By: /s/ John Fisher
Name John Fisher
Title Managing Director
Date: August 31, 2007

Common Stock: -0-	Draper Fisher Jurvetson Fund VII, L.P.
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 1,237,195	By: /s/ John Fisher
Name John Fisher
Title Managing Director
Date: August 31, 2007

Common Stock: -0-	Draper Fisher Jurvetson Partners VII, LLC
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 18,042
By: /s/ John Fisher
Name John Fisher
Title Managing Member
Date: August 31, 2007

Common Stock: -0-	vSpring II, LP
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 481,860
By: /s/ Dinesh Patel
Name Dinesh Patel
Title Managing Director
Date: August 31, 2007

Common Stock: -0-	vSpring Partners II, LP
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 7,537	By: /s/ Dinesh Patel
Name Dinesh Patel
Title Managing Director
Date: August 31, 2007

Shares Held:	Stockholder:

Common Stock: 1,293	Wasatch Partners II, LLC
Series A Preferred: -0-
Series B Preferred: 1,710
Series C Preferred: 3,262	By: /s/ Todd J. Stevens
Name Todd J. Stevens
Title Managing Director
Date: August 30, 2007

Common Stock: 141,152	Wasatch Venture Fund II, LLC
Series A Preferred: 102,881
Series B Preferred: -0-
Series C Preferred: -0-	By: /s/ Todd J. Stevens
Name Todd J. Stevens
Title Managing Director
Date: August 30, 2007

Common Stock: -0-	Zions SBIC, LLC
Series A Preferred: -0-
Series B Preferred: 341,880
Series C Preferred: -0-	By: /s/ Todd J. Stevens
Name Todd J. Stevens
Title Managing Director
Date: August 30, 2007

Shares Held:	Stockholder:

Common Stock: 245,773	Ted Stanley Family Limited Partnership
Series A Preferred: 102,880
Series B Preferred: -0-
Series C Preferred: -0-	By: /s/ Ted Stanley
Name Theodore H. Stanley
Title General Partner
Date: August 29, 2007

Common Stock: 40,251	Susan and Theodore H. Stanley
Series A Preferred: -0-
Series B Preferred: -0-
Series C Preferred: 163,132	/s/ Ted Stanley
Theodore H. Stanley
Date: August 29, 2007

Common Stock: -0-	Ellen and Theodore H. Stanley, JTWROS
Series A Preferred: 102,880
Series B Preferred: -0-
Series C Preferred: -0-	/s/ Ted Stanley
Theodore H. Stanley
Date: August 29, 2007

Common Stock: 166,821	Stanley Research Foundation
Series A Preferred: 51,440
Series B Preferred: -0-
Series C Preferred: 40,783	By: /s/ Ted Stanley
Name Theodore H. Stanley
Title President
Date: August 29, 2007

Common Stock: 363,000	Rigby Investments LLC
Series A Preferred: 41,152
Series B Preferred: -0-
Series C Preferred: -0-	By: /s/ Larry Rigby
Name Larry Rigby
Title Manager
Date: August 27, 2007

Shares Held:	Stockholder:

Common Stock: -0-	Nancy A. Rigby Family Living Trust
Series A Preferred: 20,576
Series B Preferred: -0-
Series C Preferred: -0-	By: Nancy A. Rigby
Name Nancy A. Rigby
Title
Date: August 27, 2007

Common Stock: 202,904
Series A Preferred: 12,346	/s/ Michael Ashburn
Series B Preferred: -0-	Michael Ashburn
Series C Preferred: -0-	Date: August 28, 2007